                                                                     EXHIBIT 2.1

          THIS SHARE EXCHANGE AGREEMENT made as of the 15th day of September, 1998.

B E T W E E N:


                    GLYKO BIOMEDICAL LTD.,
                    a corporation incorporated under the laws of Canada,

                    (hereinafter called the "Vendor")

                                                              OF THE FIRST PART;

                    - and -


                    BIOMARIN PHARMACEUTICAL INC.,
                    a corporation incorporated under the laws of the State of Delaware,

                    (hereinafter called the "Purchaser")

                                                             OF THE SECOND PART.

          WHEREAS the Vendor is the sole stockholder of Glyko, Inc., a Delaware corporation, and desires to sell and to cause to be sold, and the Purchaser desires to purchase from the Vendor all of the issued and outstanding shares of capital stock of Glyko, Inc., upon the terms and conditions set forth in this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, Vendor and Purchaser represent, warrant, covenant and agree as follows:

                             1.    INTERPRETATION
                                   --------------

1.1  Defined Terms.  Where used herein or in any amendments hereto, the
     -------------
following terms shall have the following meanings:

     "AGREEMENT" means this Share Exchange Agreement, all Schedules attached hereto and all amendments made hereto or thereto by written agreement signed by each of Vendor and Purchaser;

     "BIOMARIN SHARES" means 2,259,039 shares of Purchaser's Common Stock to be issued in the name of Vendor as partial payment of the Purchase Price pursuant to Section 2.2 hereof;

     "BUSINESS DAY" means any day, which is not a Saturday, Sunday or a statutory holiday in the Province of Ontario or the State of California;

     "CLOSING" means the consummation of the Transaction as herein contemplated;

     "CLOSING DATE" means October 7, 1998, or such other date as may be mutually agreed upon by the parties hereto in writing for the closing of the transactions contemplated by this Agreement;

     "EFFECTIVE DATE" means September 15, 1998;

     "EMPLOYEE OPTIONS" means the options to purchase a total of 585,969 shares of Common Stock of the Vendor which are held by certain employees of Glyko, Inc., which options shall be assumed by Purchaser and converted into options to purchase 255,540 shares of Common Stock of Purchaser as enumerated in Schedule "A" attached hereto;
                   ------------

     "ENCUMBRANCES" means any and all claims, liens, security interests, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts or other interests of any nature or kind whatsoever, howsoever created;

     "GLYKO SHARES" means 3,882 shares of Common Stock and 2,000 shares of Preferred Stock of Glyko, Inc., representing all of the issued and outstanding capital stock of Glyko, Inc. as of the Closing Date;

     "INTELLECTUAL PROPERTY" means all patents, patent applications and other patent rights, trade secrets, copyrights and other proprietary rights as listed on Schedule "B" hereto;
               ------------

     "PERSON" includes an individual, partnership, association, unincorporated organization, trust, corporation and a natural person acting in such person's individual capacity or in such person's capacity as trustee, executor, administrator, agent or other legal representative;

     "PURCHASE PRICE" has the meaning attributed thereto in Section 2.2 hereof;

     "TECHNOLOGY" means all know-how, processes, formulae, concepts, ideas, data, technical and non-technical data and information, testing results, descriptions, technologies, procedures, articles of manufacture, compositions of matter (including pharmaceutical, chemical, biological, genetic and biochemical compositions), designs, inventions, discoveries, documents and works of authorship, whether or not patentable or patented, now owned or licensed by Glyko, Inc.;

     "TIME OF CLOSING" means 10:00 a.m. (San Francisco time) on the Closing Date; and

     "TRANSACTION" means the sale by the Vendor and the purchase by the Purchaser of the Glyko Shares as contemplated herein.

1.2  Currency.  Unless otherwise expressly provided, all dollar amounts referred
     --------
to in this Agreement are in U.S. funds.

1.3  Gender and Number.  Except where the context otherwise indicates, words
     -----------------
importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neutral genders, and vice versa.

1.4  Division and Headings.  The division of this Agreement into Articles and
     ---------------------
sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement . The terms "this Agreement", "hereof", "hereunder", "hereto", "herein" and similar expressions refer to this Agreement and not to any particular Article, section or other portion of this Agreement and include any amendment hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.5  To the knowledge of.  The term "to the knowledge of" the appropriate party
     --------------------
as used herein means to the knowledge of the current officers of the appropriate party without any special inquiry or investigation whatsoever.

                          2.    AGREEMENT TO EXCHANGE
                                ---------------------

2.1  Transfer.  Subject to the terms and conditions hereof, on the Closing Date
     --------
at the Time of Closing, the Vendor shall deliver to the Purchaser certificates representing the Glyko Shares together with such executed documentation as is necessary and appropriate to effect the transfer of ownership of the Glyko Shares from Vendor to Purchaser in exchange for good and valuable consideration enumerated in Section 2.2 below.

2.2  Payment of Purchase Price.  The purchase price for the Glyko Shares shall
     -------------------------
be equal to the sum of $14,500,500 (the "Purchase Price"). The Purchase Price shall be paid and satisfied by Purchaser as follows: (i) the assumption by the Purchaser of responsibility for the Employee Options as discussed in Section 2.3 below and as set forth on Schedule A attached hereto, having an aggregate value
                          ----------
as enumerated therein, (ii) the delivery to the Vendor of a certificate representing the BioMarin Shares issued in the name of Vendor, such BioMarin Shares valued at $6.00 per share and (iii) a cash payment of $500.

2.3  Assumption of Stock Options. At the Effective Date, certain Employee
     ---------------------------
Options outstanding under the Vendor's Share Option Plan - 1994 (the "Option
                                                                      ------
Plan"), or otherwise, shall be assumed by Purchaser as follows:
----

     (i)    At the Effective Date, certain Employee Options listed on Schedule A
                                                                      ----------
attached hereto, whether vested or unvested, shall be, in connection with the Transaction, assumed by Purchaser. Each Employee Option so assumed by Purchaser under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan, except that: (A) each Employee Option shall be exercisable for that number of whole shares of Common Stock of Purchaser equal to the product of the number of shares of Common Stock of Vendor that were issuable upon exercise of such Employee Option immediately prior to the Effective Date multiplied by the Conversion Ratio, as defined in subparagraph (ii) below, rounded down to the nearest whole number of shares of Common Stock of Purchaser and (B) the per share exercise price for the shares of Common Stock of Purchaser issuable upon exercise of such assumed Employee Option shall be equal to the quotient determined by dividing the exercise price per share of Common Stock of Vendor at which such Employee Option was exercisable immediately prior to the Effective Date by the Conversion Ratio, rounded up to the nearest whole cent; and

     (ii) For the purposes of this Section 2.3, the Conversion Ratio shall be equal to the quotient of the fair market value of a share of Common Stock of Vendor (converted to U.S. dollars), $2.61659, divided by the current fair market value of a share of Common Stock of Purchaser, $6.00, which quotient is equal to
 .436098.

     It is the intention of the parties that the Employee Options assumed by Purchaser qualify following the Effective Date as incentive stock options as defined in Section 422 of the Code to the extent that the Employee Options qualified as incentive stock options immediately prior to the Effective Date.

     Promptly following the Effective Date, Purchaser will issue to each holder of an outstanding Employee Option a document evidencing the foregoing assumption of such Employee Option by Purchaser.

2.4  Closing.  The Closing shall occur at the Time of Closing on the Closing
     --------
Date at the offices of the Vendor, or at such other place or other time and date as the Purchaser and the Vendor may agree.

     Any document or instrument to be delivered by either party hereto at the Closing shall be tabled at the Closing at the place of closing referred to above by the party which is to deliver such document or instrument and any document or instrument so tabled by a party hereto shall:

     (a) be deemed to have been delivered by such party for the purposes of this Agreement;

     (b) be held in escrow by counsel for such party to be dealt with in accordance with subparagraphs (c) and (d) below;

     (c) be delivered to the party to which it is to be delivered pursuant to the terms hereof, if all documents or instruments which are to be delivered at the Closing are tabled in accordance with this section at the Closing; and

     (d) be delivered to, or in accordance with the directions of, the party which tabled it, if subparagraph (c) does not apply.


              3.    REPRESENTATIONS AND WARRANTIES OF THE VENDOR
                    --------------------------------------------

     Except as set forth in the disclosure schedule attached hereto as Schedule
                                                                       --------
"C," the Vendor hereby represents and warrants to the Purchaser as follows as of
----
the date hereof and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the transactions contemplated hereby:

     (a)  Attached hereto as Schedule "D" are Glyko, Inc.'s unaudited balance
                             -----------
          sheet as of June 30, 1998 and the related unaudited statements of income and cash flow for the six (6) month period ended June 30, 1998 (collectively, the "Financials"). The Financials are correct in all
                              ----------
          material respects and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of Glyko, Inc. as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which normal year-end adjustments have not been material in amount or significance in any individual case or in the aggregate in prior years. Glyko, Inc.'s unaudited balance sheet as of June 30, 1998, is referred to hereinafter as the "Current Balance Sheet."
                              ---------------------

     (b) Glyko, Inc. has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 1998, in either case which amounts do not exceed $50,000 in the aggregate.

     (c)  Since June 30, 1998, there has not been, occurred or arisen any:

          (i) transaction by Glyko, Inc. except in the ordinary course of business as conducted on that date and consistent with past practices;

          (ii) amendments or changes to the Certificate of Incorporation or Bylaws of Glyko, Inc.;

          (iii) capital expenditure or commitment by Glyko, Inc. exceeding $25,000 individually or $50,000 in the aggregate;

          (iv) destruction of, damage to or loss of any material assets, material business or material customer of Glyko, Inc. (whether or not covered by insurance);

          (v) claim of wrongful discharge or other unlawful labor practice or action;

          (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Glyko, Inc. other than required by GAAP;

          (vii) revaluation by Glyko, Inc. of any of its assets which, in the aggregate, changed such value by an amount exceeding $5,000, either individually or in the aggregate;

          (viii) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any capital stock of Glyko, Inc., or any split, combination or reclassification in respect of any shares of capital stock of Glyko, Inc., or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Glyko, Inc., or any direct or indirect repurchase, redemption, or other acquisition by Glyko, Inc. of any shares of capital stock of Glyko, Inc. (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing option grants by Glyko, Inc.;

          (ix) except in the ordinary course of its business as conducted on June 30, 1998, increase in the salary or other compensation payable or to become payable by Glyko, Inc. to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Glyko, Inc., of a bonus or other additional salary or compensation to any such person;

          (x) agreement, contract, covenant, instrument, lease, license or commitment to which Glyko, Inc. is a party or by which it or any of its assets (including but not limited to the Intellectual Property and intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which Glyko, Inc. is a party or by which it or any of its assets are bound;

          (xi) sale, lease, license or other disposition of any of the material assets or properties of Glyko, Inc. or any creation of any security interest in such assets or properties;

          (xii) loan by Glyko, Inc. to any person or entity, incurring by Glyko, Inc. of any indebtedness, guaranteeing by Glyko, Inc. of any indebtedness, issuance or sale of any debt securities of Glyko, Inc. or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (xiii) waiver or release of any right or claim of Glyko, Inc., including any write-off or other compromise of any account receivable of Glyko, Inc. which, in the aggregate, had a value of at least $5,000;

          (xiv) written notice received by Vendor or Glyko, Inc. of the commencement or threat of any lawsuit, proceeding or other investigation against Glyko, Inc. or its affairs, or, to the knowledge of Vendor, the commencement, notice or threat of any lawsuit or proceeding or other investigation against Glyko, Inc. or its affairs;

          (xv) written notice received by Vendor or Glyko, Inc. of any claim or potential claim of ownership by any person other than Glyko, Inc. of the Intellectual Property or of infringement by Glyko, Inc. of any other person's intellectual property or, to the knowledge of Vendor, notice of such in any other form other than written documentation;

          (xvi) issuance or sale, or contract to issue or sell, by Glyko, Inc. of any shares of capital stock of Glyko, Inc. or securities convertible into, or exercisable or exchangeable for, shares of capital stock of Glyko, Inc., or any securities, warrants, options or rights to purchase any of the foregoing;

          (xvii) (i) sale or license of any of the Intellectual Property or entering into of any agreement with respect to the Intellectual Property with any person or entity or with respect to the intellectual property of any person or entity, or (ii) purchase or license of any of the Intellectual Property or entering into of any agreement with respect to the intellectual property of any person or entity, or (iii) change in pricing or royalties set or charged by Glyko, Inc. to its customers or licensees or in pricing or royalties set or charged by persons who have licensed any of the Intellectual Property to Glyko, Inc.;

          (xviii)any event or condition of any character that has had or is reasonably likely to have a material adverse effect on Glyko, Inc.; or

          (xix) agreement by Glyko, Inc. or any officer or employees thereof to do any of the things described in the preceding clauses (i) through (xviii)

     (d) Neither the execution and delivery of this Agreement by the Vendor nor the consummation of the transactions herein contemplated will conflict with or result in:

          (i) a violation, contravention or breach by the Vendor or Glyko, Inc. of any of the terms, conditions or provisions of any agreement or instrument to which the Vendor or Glyko, Inc. is a party, or by which the Vendor or Glyko, Inc. is bound or constitute a default by the Vendor or Glyko, Inc. thereunder, or under any statute, regulation, judgment, decree or law by which the Vendor or Glyko, Inc. is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the Glyko Shares or any of the Intellectual Property; or

          (ii) a violation by the Vendor or Glyko, Inc. of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Vendor or Glyko, Inc. , or require the Vendor or Glyko, Inc., prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person, or await the expiration of any applicable waiting period.

     (e) The Glyko Shares are duly and validly created, authorized and issued and are fully paid and non-assessable.

     (f) No Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) which is or is capable of becoming an agreement or option for the purchase from the Vendor of any of the Glyko Shares or any of the Intellectual Property.

     (g)  Glyko, Inc. is not a party to nor is it bound by:

          (i) any written employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, or employee benefit plan, option plan or option agreement;

          (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (for the purposes of this Section 3(g)(ii), such agreement or plan shall include any agreement or plan of Vendor being assumed by Purchaser pursuant to Section 2.2(i) hereof);

          (iii)  any fidelity or surety bond or completion bond;

          (iv) any lease of real or personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

          (v) any agreement, contract or commitment containing any covenant limiting the freedom of Glyko, Inc. to engage in any line of business or to compete with any person,

          (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

          (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Glyko, Inc.'s business;

          (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate;

          (x) any construction contracts in excess of $10,000 individually or $20,000 in the aggregate;

          (xi) any dealer, distribution, joint marketing or development agreement;

          (xii) any sales representative, original equipment manufacturer, value added remarketer, reseller or independent vendor or other agreement for use or distribution of Glyko, Inc.'s products, technology or services; or

          (xiii) any other agreement, contract or commitment that involves $25,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     (h) Glyko, Inc. is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which

          Glyko, Inc. is a party or by which it is bound (collectively a "Contract"), nor is Glyko, Inc. aware of any event that would
           --------
          constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and Glyko, Inc. is not subject to any default thereunder, nor to the knowledge of Glyko, Inc. is any party obligated to Glyko, Inc. pursuant to any such Contract subject to any default thereunder. Following the Closing Date, Glyko, Inc. will be permitted to exercise all of Glyko, Inc.'s rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Glyko, Inc. would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     (i) The Vendor has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Vendor.

     (j) This Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (k) The Vendor is the record and beneficial owner of the Glyko Shares and has good and marketable title thereto free and clear of any Encumbrances. The Vendor has the exclusive right and full power to transfer the Glyko Shares to the Purchaser as herein contemplated free and clear of any Encumbrances.

     (l)  Intellectual Property:

          (i) Glyko, Inc. owns all right, title and interest in and to the Intellectual Property with good and marketable title thereto, free and clear of all Encumbrances;

          (ii) Glyko, Inc. is entitled to make use of or otherwise exploit the Intellectual Property (including without limitation the right to derivatives and improvements thereto) without payment of any royalty or other amounts;

          (iii) Glyko, Inc. is under no obligation to obtain any approval or consent for use of or other exploitation (including without limitation enforcement, assignment, license, sublicense or other transfer) of the Intellectual Property; (iv) no charge, complaint action, suit, proceeding, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership by Glyko, Inc. of any of the Intellectual Property;

          (iv) no charge, complaint action, suit, proceeding, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership by Glyko, Inc. of any of the Intellectual Property;

          (v) the Intellectual Property represents all intellectual property rights (including without limitation patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing process, trade secrets) which are reasonably necessary or material to the conduct of Glyko, Inc.'s business as presently conducted;

          (vi) neither the Intellectual Property , the Technology nor the use or exploitation thereof would infringe any patent, copyright, trade secret or other proprietary right owned or controlled by Vendor and no basis for such claim exists and neither Vendor nor Glyko, Inc. has received notice, written or otherwise, of such a claim of infringement by any third party;

          (vii) the Intellectual Property is not subject to any outstanding judgment, order decree, stipulation, injunction or charge nor the subject matter or any charge, complaint, action, suit, proceeding of any Federal, state, local or foreign jurisdiction or before any arbitrator;

          (viii) Glyko, Inc. has not given or otherwise communicated to any entity any notice, charge, claim or assertion of any present, impending or threatened infringement by such other entity of any of the Intellectual Property;

          (ix) Glyko, Inc. has taken all steps that are reasonably required to protect Glyko, Inc.'s rights in confidential information and trade secrets of Glyko, Inc. or provided by any other entity to Glyko, Inc. Without limiting the foregoing, Glyko, Inc. has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements in Glyko, Inc.'s standard forms, and all current and former employees, consultants and contractors of Glyko, Inc. have executed such an agreement. A copy of such agreement has been provided to counsel for Purchaser; and

          (x) the Intellectual Property has not been licensed to or licensed from any third party or the Vendor.

     (m) To the knowledge of the Vendor, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to Glyko, Inc., the Glyko Shares, the Intellectual Property or the Transaction, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against Glyko, Inc., any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which the Vendor or Glyko, Inc. is a party or to which the property of the Vendor or Glyko, Inc. is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of the Vendor or Glyko, Inc.

     (n) No order ceasing or suspending trading in securities of Glyko, Inc. or prohibiting the sale of securities by Glyko, Inc. has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of the Vendor, are contemplated or threatened.

     (o) Glyko, Inc. has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

     (p) The Vendor has not entered into any agreement that would entitle any person to any valid claim against the Purchaser for a broker's commission, finder's fee, or any like payment in respect of the sale of the Glyko Shares or the purchase of the BioMarin Shares or any other matters contemplated by this Agreement.

     (q) Glyko, Inc. has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including without limitation environmental laws and regulations and, to the knowledge of Vendor, Glyko, Inc. has complied with and is not in violation of any of the foregoing.

     (r) None of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective purchaser of the Glyko Shares seeking full information as to the Glyko Shares and the Intellectual Property.

     (s) Vendor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the BioMarin Shares pursuant to this Agreement and of protecting the Vendor's interests in connection herewith. Vendor has the ability to bear the economic risk of the investment, including complete loss of the investment.

     (t) Vendor is acquiring the BioMarin Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. Vendor understands that the BioMarin Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") but have been issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Vendor's representations as expressed herein.

     (u) Vendor understands that the BioMarin Shares are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations the BioMarin Shares may be resold without registration under the Securities Act only in certain limited circumstances. Vendor acknowledges that the BioMarin Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     (v) Vendor understands that the BioMarin Shares may be subject to a lock-up period of up to 180 days following the effective date a Registration Statement filed under the Securities Act, pursuant to
          Section 7 of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E".
                             ------------

     (w) Vendor understands that no public market now exists for the Common Stock of Purchaser or for any other securities issued by Purchaser and that there is no assurance that a public market will ever exist for the BioMarin Shares.

     (x) Without in any way limiting the representations set forth above, Vendor further agrees not to make any offer or sale of all or any portion of the BioMarin Shares within the United States or to a U.S. resident unless and until;

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed offer or sale and such offer or sale is made in accordance with such Registration Statement; or

          (ii) Vendor shall have notified Purchaser of the proposed offer or sale and shall have furnished Purchaser with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Purchaser, Vendor shall have furnished Purchaser with an opinion of counsel, reasonably satisfactory to Purchaser, that such offer or sale is exempt from the registration requirements under the Securities Act.

     (y) The certificate representing the BioMarin Shares, and any securities issued in respect thereof or exchange therefor shall bear legends substantially in the following forms (in addition to any legend required under applicable state securities laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY

          OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES."

     (z) Vendor presently does and will as of the Closing Date qualify as an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and meets the relevant criteria indicated on its completed and signed copy of the Accredited Investor Questionnaire attached hereto as Schedule "F".
                             ------------

     (aa) Immediately following the Closing, Vendor will not own any material asset other than 10,917,091 shares of Common Stock of Purchaser. For avoidance of any doubt, immediately following the Closing Vendor will not own any right, title or other interest in or to any intellectual property rights (including without limitation domestic and foreign patents, patent applications, trademarks (other than "Glyko BioMedical Limited"), trade mark applications, trade names (other than "Glyko BioMedical Limited"), copyrights or trade secrets).

     (bb) All inter-company debt and equity accounts between Vendor and Glyko, Inc., have been settled on or before the Closing Date.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     -----------------------------------------------

     Except as set forth in the disclosure schedule attached hereto as Schedule
                                                                       --------
G, the Purchaser hereby represents and warrants to the Vendor as follows as of
-
the date hereof and acknowledges and confirms that the Vendor is relying upon such representations and warranties in connection with the transactions contemplated hereby:

     (a)  Attached hereto as Schedule "H" are Purchaser's unaudited balance
                             -----------
          sheet as of June 30, 1998 and the related unaudited statements of income and cash flow for the six (6) month period ended June 30, 1998 (collectively, the "Financials"). The Financials are correct in all
                              ----------
          material respects and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of Purchaser as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which normal year-end adjustments have not been material in amount or significance in any individual case or in the aggregate in prior years. Purchaser's unaudited balance sheet as of June 30, 1998, is referred to hereinafter as the "Current Balance Sheet."
           ---------------------

     (b) Glyko, Inc. has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 1998, in either case which amounts do not exceed $50,000 in the aggregate.

     (c)  Since June 30, 1998, there has not been, occurred or arisen any:

          (i) transaction by Purchaser except in the ordinary course of business as conducted on that date and consistent with past practices;

          (ii) amendments or changes to the Certificate of Incorporation or Bylaws of Purchaser;

          (iii) capital expenditure or commitment by Purchaser exceeding $25,000 individually or $50,000 in the aggregate;

          (iv) destruction of, damage to or loss of any material assets, material business or material customer of Purchaser (whether or not covered by insurance);

          (v) claim of wrongful discharge or other unlawful labor practice or action;

          (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Purchaser other than required by GAAP;

          (vii) revaluation by Purchaser of any of its assets which, in the aggregate, changed such value by at least $5,000;

          (viii) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any capital stock of Purchaser, or any split, combination or reclassification in respect of any shares of capital stock of Purchaser, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Purchaser, or any direct or indirect repurchase, redemption, or other acquisition by Purchaser of any shares of capital stock of Purchaser (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing option grants by Purchaser;

          (ix) except in the ordinary course of its business as conducted on June 30, 1998, increase in the salary or other compensation payable or to become payable by Purchaser to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by Purchaser, of a bonus or other additional salary or compensation to any such person;

          (x) agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it or any of its assets (including but not limited to the intellectual property of Purchaser and intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it or any of its assets are bound;

          (xi) sale, lease, license or other disposition of any of the material assets or properties of Purchaser or any creation of any security interest in such assets or properties;

          (xii) loan by Purchaser to any person or entity, incurring by Purchaser of any indebtedness, guaranteeing by Purchaser of any indebtedness, issuance or sale of any debt securities of Purchaser or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

          (xiii) waiver or release of any right or claim of Purchaser, including any write-off or other compromise of any account receivable of Purchaser which, in the aggregate, had a value of a least $5,000;

          (xiv) written notice of the commencement or threat of any lawsuit, proceeding or other investigation against Purchaser or its affairs, or, to the knowledge of Purchaser, the commencement, notice or threat of any lawsuit or proceeding or other investigation against Purchaser or its affairs;

          (xv) written notice of any claim or potential claim of ownership by any person other than Purchaser of the intellectual property of Purchaser or of infringement by Purchaser of any other person's intellectual property or, to the knowledge of Purchaser, notice of such in any other form other than written documentation;

          (xvi) issuance or sale, or contract to issue or sell, by Purchaser of any shares of capital stock of Purchaser or securities convertible into, or exercisable or exchangeable for, shares of capital stock of Purchaser, or any securities, warrants, options or rights to purchase any of the foregoing;

          (xvii) (i) sale or license of any of the intellectual property of Purchaser or entering into of any agreement with respect to the intellectual property of Purchaser with any person or entity or with respect to the intellectual property of any person or entity, or (ii) purchase or license of any of the intellectual property of Purchaser or entering into of any agreement with respect to the intellectual property of any person or entity, or (iii) change in pricing or royalties set or charged by Purchaser to its customers or licensees or in pricing or royalties set or charged by persons who have licensed any of the intellectual property of Purchaser to Purchaser;

          (xviii)any event or condition of any character that has had or is reasonably likely to have a material adverse effect on Purchaser; or

          (xix) agreement by Purchaser or any officer or employees thereof to do any of the things described in the preceding clauses (i) through (xviii).

     (d)  Purchaser is not a party to nor is it bound by:

          (i) any written employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, or employee benefit plan, option plan or option agreement;

          (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iii)  any fidelity or surety bond or completion bond;

          (iv) any lease of real or personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

          (v) any agreement, contract or commitment containing any covenant limiting the freedom of Purchaser to engage in any line of business or to compete with any person,

          (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

          (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Purchaser's business;

          (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate;

          (x) any construction contracts in excess of $10,000 individually or $20,000 in the aggregate;

          (xi) any dealer, distribution, joint marketing or development agreement;

          (xii) any sales representative, original equipment manufacturer, value added remarketer, reseller or independent vendor or other agreement for use or distribution of Purchaser's products, technology or services; or

          (xiii) any other agreement, contract or commitment that involves $25,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     (e) Purchaser is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which Purchaser is a party or by which it is bound (collectively a "Purchaser Contract"), nor is Purchaser aware of any
                           ------------------
          event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Purchaser Contract is in full force and effect and Purchaser is not subject to any default thereunder, nor to the knowledge of Purchaser is any party obligated to Purchaser pursuant to any such Purchaser Contract subject to any default thereunder. Following the Closing Date, Purchaser will be permitted to exercise all of Purchaser's rights under the Purchaser Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Purchaser would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser and this Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser.

     (g) At the Time of Closing the BioMarin Shares will be duly and validly created, authorized and issued as fully paid and non-assessable shares, and the shares of Common Stock of Purchaser issuable upon exercise of the options set forth on Schedule A shall, upon exercise
                                               ----------
          in accordance with their terms, be duly and validly created, authorized and issued as fully paid and non-assessable shares.

     (h) Neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in or create a state of facts which after notice or lapse of time or delay or both, will conflict with or result in:

          (i) a violation, contravention or breach by the Purchaser of any of the terms, conditions or provisions of the Restated Certificate of Incorporation, Bylaws or resolutions of the Purchaser or of any agreement or instrument to which the Purchaser is a party or by which it is bound or constitute a default of the Purchaser thereunder, or of any statute, regulation, judgment, decree or law by which the Purchaser or the assets of the Purchaser are subject or bound, or result in the creation or imposition of any Encumbrance upon any of the BioMarin Shares; or

          (ii) a violation by the Purchaser of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over the Purchaser, or require the Purchaser, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any Person or await the expiration of any applicable waiting period.

     (i) The authorized capital stock of the Purchaser consists of 30, 000,000 shares of Common Stock. Immediately prior to the Closing, 23,916,483 shares of Common Stock are issued and outstanding, all of which have been duly authorized and validly issued, are fully paid and nonassessable. Warrants to purchase 801,500 shares of Common Stock are currently outstanding. Immediately prior to the Closing, the Board of Directors has approved the grant of options to purchase a total of 2,304,120 shares of Common Stock to outside consultants, directors and employees. There are no other options, warrants, conversion privileges, pre-emptive rights (other than the pre-emptive rights agreement between Glyko Biomedical Ltd. and the Purchaser dated June 27, 1997, the pre-emptive rights agreement between BB BioVentures L.P. and the Purchaser dated December 30, 1997, and the pre-emptive rights agreement between Genzyme Corporation and the Purchaser dated September 4, 1998) presently outstanding to purchase or otherwise acquire any capital stock or other securities of the Company;

     (j) To the knowledge of the Purchaser, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort relating to the Purchaser or the BioMarin Shares, nor is there any present state of facts or circumstances which can be reasonably anticipated to be a basis for any such suit, action, legal proceeding, litigation or governmental investigation nor is there presently outstanding against the Purchaser, any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, or arbitrator, to which the Purchaser is a party or to which the property of the Purchaser is subject that would result individually or in the aggregate in any material adverse change in the operation, business, condition, income or future prospects of the Purchaser.

     (k) No order ceasing or suspending trading in securities of the Purchaser or prohibiting the sale of securities by the Purchaser has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of the Purchaser, are contemplated or threatened.

     (l) Neither the Restated Certificate of Incorporation or Bylaws of the Purchaser nor any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Purchaser is a party, contain any restriction upon or impediment to the declaration or payment of dividends by the directors of the Purchaser or the payment of dividends by the Purchaser to the holders of the BioMarin Shares.

     (m) Upon execution of the Amended and Restated Registration Rights Agreement, attached hereto as Schedule "E," Vendor shall have
                                        -----------
          registration rights with regard to the BioMarin Shares, as enumerated therein.

     (n) The Purchaser has not entered into any agreement that would entitle any person to any valid claim against the Vendor for a broker's commission, finder's fee, or any like payment in respect of the purchase of the Glyko Shares or the sale of the BioMarin Shares or any other matters contemplated by this Agreement.

     (o) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Glyko Shares pursuant to this Agreement and of protecting the Purchaser's interests in connection herewith. Purchaser has the ability to bear the economic risk of the investment, including complete loss of the investment.

     (p) Purchaser is acquiring the Glyko Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser understands that the Glyko Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") but have been issued pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser 's representations as expressed herein.

     (q) Purchaser understands that the Glyko Shares are characterized as "restricted securities" under U.S. federal securities laws and that under such laws and applicable regulations the Glyko Shares may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges that the Glyko Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

     (r) Purchaser understands that no public market now exists for the Common Stock of Glyko, Inc. or for any other securities issued by Glyko, Inc. and that there is no assurance that a public market will ever exist for the Glyko Shares.

     (s) Without in any way limiting the representations set forth above, Purchaser further agrees not to make any offer or sale of all or any portion of the Glyko Shares within the United States or to a U.S. resident unless and until;

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed offer or sale and such offer or sale is made in accordance with such Registration Statement; or

          (ii) Purchaser shall have notified Glyko, Inc. of the proposed offer or sale and shall have furnished Glyko, Inc. with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Glyko, Inc., Purchaser shall have furnished Glyko, Inc. with an opinion of counsel, reasonably satisfactory to Glyko, Inc., that such offer or sale is exempt from the registration requirements under the Securities Act.

     (t) Purchaser presently does and will as of the Closing Date qualify as an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and meets the relevant criteria indicated on its completed and signed copy of the Accredited Investor Questionnaire attached hereto as Schedule "F".
                             ------------

     (u) None of the foregoing representations and warranties knowingly contains any untrue statement of material fact or knowingly omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective purchaser of the BioMarin Shares seeking full information as to the BioMarin Shares.

5.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS
     -----------------------------------------------

     All obligations of the Purchaser under this Agreement, including but not limited to those to purchase the Glyko Shares, to assume the Employee Options and to sell to Vendor the BioMarin Shares, are subject to the fulfillment prior to or at the Closing of each of the following conditions:

     (a) Purchaser shall have received from Vendor a certificate, dated as of the Closing Date, signed by the President of Vendor, stating that the representations and warranties made by the Vendor in or under this Agreement are true in all material respects on and as of the date of the Closing and that, on or prior to the Closing, Vendor has complied with all covenants and agreements herein agreed to be performed or caused to be performed by it on or prior to the Closing Date.

     (b) On or before the Closing Date there shall have been obtained from all appropriate Federal, provincial, state, municipal, foreign or other governmental or administrative bodies all such approvals and consents, if any, in form and terms satisfactory to the Purchaser, as may be required in order to permit the change of ownership of the Glyko Shares.

     (c) On or before the Closing Date the Vendor and Glyko, Inc. shall have settled all inter-company debt and equity accounts.

     (d) Purchaser shall have received from Vendor a copy of this Agreement duly executed on behalf of Vendor with all schedules attached thereto completed to the mutual satisfaction of Purchaser and Vendor.

     (e) Purchaser shall have received from Vendor an executed copy of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E."
          -------------

     (f) Purchaser shall have received from counsel to Vendor an executed legal opinion in a form reasonably satisfactory to Purchaser.

     (g) Vendor shall have delivered, subject to the provisions of Section 2.4 hereof, the Glyko Shares together with such executed documentation as is necessary and appropriate to the effect the transfer of ownership of the Glyko Shares from Vendor to Purchaser.

     In case any of the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Purchaser, the Purchaser may rescind this Agreement by notice to the Vendor and in such event each of the Purchaser and the Vendor shall be released from all obligations hereunder; provided, however, that any such conditions may be waived in whole or in part by the Purchaser without prejudice to its rights of rescission in the event of the non-fulfillment of any other condition or conditions, and that the closing of the Transaction as contemplated by this Agreement shall be deemed to be a waiver of any unfulfilled conditions.

6.   CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS
     ------------------------------------------------

     All obligations of the Vendor under this Agreement, including but not limited to those to sell the Glyko Shares to Purchaser and to purchase the BioMarin Shares, are subject to the fulfillment prior to or at the Closing of each of the following conditions:

     (a) Vendor shall have received from Purchaser a certificate dated as of the Closing Date, signed by the Chief Executive Officer of Purchaser, stating that the representations and warranties of the Purchaser under this Agreement are true in all material respects on and as of the date of such Closing and that, on or prior to the Closing, the Purchaser has complied with all covenants and agreements herein agreed to be performed or caused to be performed by it on or prior to the Closing Date.

     (b) No action shall have been taken by any court or governmental body prohibiting or making illegal the execution and delivery of this Agreement, or any transaction contemplated by this Agreement. No action, suit or proceeding shall have been instituted and be continuing by any Person to restrain, modify or prevent the consummation of the transactions contemplated by this Agreement, or to seek damages against the Purchaser in connection with such Transaction, or that has been or is reasonably likely to have a material adverse affect on the ability of any party hereto to fully consummate the transactions contemplated by this Agreement.

     (c) The Purchaser shall have delivered to Vendor, subject to the provisions of Section 2.4 hereof, releases of the Employee Options executed by the subject optionees, in form reasonably satisfactory to the Vendor.

     (d)  Purchaser shall have delivered, subject to the provisions of Section
          2.4 hereof, a certificate representing the BioMarin Shares registered in the name of the Vendor bearing restrictive legends as provided for in Section 3(z).

     (e) On or before the Closing Date the Vendor and Glyko, Inc. shall have settled all inter-company debt and equity accounts.

     (f) Vendor shall have received from counsel to Purchaser an executed legal opinion in a form reasonably satisfactory to Vendor.

     (g) Vendor shall have received from Purchaser a copy of this Agreement duly executed on behalf of Purchaser with all schedules attached thereto completed to the mutual satisfaction of Purchaser and Vendor.

     (h)  Vendor shall have received from Purchaser $500 in cash pursuant to
          Section 2.2 hereof.

     (i) Vendor shall have received from Purchaser an executed copy of the Amended and Restated Registration Rights Agreement attached hereto as Schedule "E."
          -------------

     In case any of the foregoing conditions cannot be fulfilled on or before the Closing Date to the satisfaction of the Vendor, the Vendor may rescind this Agreement by notice to Purchaser and in such event each of the Vendor and the Purchaser shall be released from all obligations hereunder; provided, however, that any such conditions may be waived in whole or in part by the Vendor without prejudice to its rights or rescission in the event of the non-fulfillment of any other condition or conditions and that the Closing shall be deemed to be a waiver of any unfulfilled conditions.

                 7.   NATURE OF REPRESENTATIONS AND WARRANTIES
                      ----------------------------------------

     (a) Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all representations and warranties made hereunder shall survive the Closing for a period of 24 months following the Closing Date.

     (b) This Agreement, and the documents specifically referred to herein or executed and delivered concurrently herewith or at the Closing constitute the entire agreement, understanding, representations and warranties of the parties hereto and supersede any prior agreement, understanding, representation, warranty or documents relating to the subject matter of this Agreement.

                                 8.   NOTICES
                                      -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed, or mailed by certified registered mail, postage prepaid:

     (a)  If to the Vendor, addressed as follows:


               Glyko Biomedical Limited
               11 Pimental Court
               Novato, Ca.
               94949

               Attention:    Dr. John Klock
               Telecopy No.: 415-382-7889

          With a copy to:

               Cassels Brock & Blackwell
               Suite 2100
               Scotia Plaza
               Toronto, Ontario
               M5H 3C2

               Attention:    Mark I. Young
               Telecopy No.: 416-350-6902

     (b)  If to the Purchaser, addressed as follows:


               BioMarin Pharmaceutical Inc.
               11 Pimental Court
               Novato, Ca.
               94949

               Attention:    Grant W. Denison, Jr.
               Telecopy No.: 415-382-7889

       With a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA
               94303-1050

               Attention:    Frank Currie
               Telecopy No.: 650-493-6811

or to such other address as the party to be notified shall have furnished to the other party in writing. Any notice given in accordance with the foregoing shall be deemed to have been given when delivered in person or on the next business day following the date on which it shall have been telegraphed or mailed.

                                9.   AMENDMENTS
                                     ----------

     This Agreement may be amended or modified only by a written instrument executed by the parties affected thereby, or by their respective successors and permitted assigns.

                                 10.  GENERAL
                                      -------

     (a)  This Agreement:

          (i) shall be construed and enforced in accordance with the laws of the Province of Ontario; and

          (ii) shall enure to the benefit of and be binding upon the Purchaser and the Vendor and their respective executors, administrators, legal representatives, successors and permitted assigns, nothing in this Agreement, express or implied, being intended to confer upon any other person any rights or remedies hereunder.

     (b)  Time shall be of the essence hereof.

     (c) Each of the parties hereto covenants and agrees that at any time and from time to time after the Closing Date such party will, upon the request of the other party, do, execute, acknowledge and deliver all such further acts, documents and assurances as may be reasonably required for the better carrying out of the terms of this Agreement and to consummate the transactions contemplated hereby.

     (d) This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

     (e) Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred in connection with the completion of the transactions contemplated hereby.

     (f) The parties hereto agree to file in a timely manner all forms required to be filed after the Closing Date by applicable law and by the regulations and policies of all applicable securities regulatory authorities in connection with the transactions contemplated hereby.

     (g) Neither this Agreement nor any right or obligation hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, which consent may be arbitrarily withheld.

          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and date first above written.


                              GLYKO BIOMEDICAL LTD.


                              By: /s/ John C. Klock
                                  -----------------
                                  Dr. John C. Klock,
                                  President


                              BIOMARIN PHARMACEUTICAL INC.


                              By: /s/ Grant W. Denison, Jr.
                                  -------------------------
                                  Grant W. Denison, Jr.,
                                  Chief Executive Officer



[SIGNATURE PAGE TO AGREEMENT REGARDING SALE OF CAPITAL STOCK OF GLYKO, INC.]

                                                                             2.1
                                 SCHEDULE "A"

                               EMPLOYEE OPTIONS
                               ----------------

                                 SCHEDULE "A"
                               EMPLOYEE OPTIONS
                               ----------------

                                                                           Equivalent
                              Number of                                     Number of
                               Vendor's                                    Purchaser's
                                Shares        Exercise                       Shares
                              Subject to        Price                      Subject to     Exercise Price
     Name of Optionee          Options        Per Share       Value          Options         Per Share        Value
--------------------------   -----------     -----------    -----------    -----------    --------------   -----------
Batchelor    Stanley               1,915            0.83       3,417.02            835              1.91      3,417.02
Conary       Lisa                 12,500            2.60         249.68          5,451              5.95        249.68
Brandley     Brian               150,000            2.30      47,937.60         65,415              5.27     47,937.60
Devereaux    Dawn                  3,010            0.83       5,370.88          1,313              1.91      5,370.88
Hague        Charles                 180            0.67         351.14             78              1.53        351.14
Hague        Charles               4,657            0.63       9,239.88          2,031              1.45      9,239.88
Hague        Charles               7,040            0.83      12,561.78          3,070              1.91     12,561.78
Hariri       Azadeh               18,000            0.70      34,515.07          7,850              1.60     34,515.07
Hariri       Azadeh                1,450            0.83       2,587.30            632              1.91      2,587.30
Jacobs       Jerome               18,000            0.43      39,308.83          7,850              0.99     39,308.83
Jacobs       Jerome                3,670            0.83       6,548.54          1,600              1.91      6,548.54
Klock        John                 21,175            0.40      46,947.39          9,234              0.92     46,947.39
Klock        John                 54,701            0.40     121,278.35         23,855              0.92    121,278.35
Klock        John                 64,740            0.43     141,380.77         28,233              0.99    141,380.77
Klock        John                 11,290            0.83      20,145.24          4,924              1.91     20,145.24
Lenherr      Betty                   730            0.83       1,302.57            318              1.91      1,302.57
Masada       Irene                 8,638            0.63      17,138.52          3,767              1.45     17,138.52
Masada       Irene                 2,978            0.40       6,602.57          1,299              0.92      6,602.57
Masada       Irene                 9,027            0.40      20,013.89          3,937              0.92     20,013.89
Masada       Irene                11,890            0.43      25,965.67          5,185              0.99     25,965.67
Miller       Beth                 18,000            0.42      39,548.52          7,850              0.96     39,548.52
Miller       Beth                    895            0.63       1,775.76            390              1.45      1,775.76
Miller       Beth                  2,529            0.40       5,607.08          1,103              0.92      5,607.08
Miller       Beth                  7,188            0.40      15,936.62          3,135              0.92     15,936.62
Miller       Beth                 12,590            0.43      27,494.34          5,490              0.99     27,494.34
Miller       Beth                  5,340            0.83       9,528.40          2,329              1.91      9,528.40
Power        Sharon                2,405            0.83       4,291.35          1,049              1.91      4,291.35
Starr        Chris                14,300            0.40      31,704.73          6,236              0.92     31,704.73
Starr        Chris                30,784            0.40      68,251.64         13,425              0.92     68,251.64
Starr        Chris                40,350            0.43      88,117.30         17,597              0.99     88,117.30
Starr        Chris                 6,920            0.83      12,347.66          3,018              1.91     12,347.66
Striepeke    Steve                 4,376            0.63       8,682.35          1,908              1.45      8,682.35
Striepeke    Steve                 9,880            0.83      17,629.32          4,309              1.91     17,629.32
Tsuchimoto   Kim                  19,271            0.43      42,084.47          8,404              0.99     42,084.47
Tsuchimoto   Kim                   5,550            0.83       9,903.11          2,420              1.91      9,903.11

                             -----------                    -----------    -----------                     -----------
TOTAL                            585,969                    $945,765.32        255,540                     $945,765.32
                             ===========                    ===========    ===========                     ===========

                                 SCHEDULE "B"

                             INTELLECTUAL PROPERTY
                             ---------------------

                                  Patent.xls

P&E NO.               TITLE OF PATENT            DESIGNATION            DATE            STATUS                    OTHER
8133-0003-002         LUCIFER YELLOW             GLYK 20010 UK                          ABANDONED
8133-0003-228         LUCIFER YELLOW             PCT                                    ABANDONED
8133-0003-999         LUCIFER YELLOW             GLYK 20010 US                          ABANDONED
8123-0004-002         ANTS 2D                    UK/EPO                                 ISSUED EP 0494178
8133-0004-003         ANTS                       Germany/EPO                            ISSUED EP 0494178
8133-0004-004         ANTS                       France/EPO                             ISSUED EP 0494178
8133-0004-012         ANTS 2D                    JPN                                    ABANDONED                 2-512920/1990
8133-0004-227         ANTS 2D                    EPC                                    ISSUED EP 0494178         90913718.4
8133-0004-228         ANTS                       PCT                    GB90-01448      In Net Stage              WO91/05256
8133-0004-999         ANTS                       GLYK 20030                             ISSUED US 5,340,453
8133-0006-012         FACE DIAGNOSIS             JPN                    6-May-92        FILED JPN 4-512002
8133-0006-227         FACE DIAGNOSIS             EPC                                    In Regional Phase         92912616.7
8133-0006-228         FACE DIAGNOSIS             PCT                                    PCT US92-03740            WO92/19975
8133-0006-999         FACE DIAGNOSIS             GLYK 20060             584             ISSUED 5,205,917
8133-0007-999         FACE DIAGNOSIS             KIT CIP OF 584         27-Mar-91       08/052,785
8133-0008-999         FACE DIAGNOSIS             2AA CIP OF 785                         ISSUED US 5,472,582       80.089.694
8133-0009-999         FADA                       US                     30-Aug-91       ABANDONED
8133-0010-228         FADA                       PCT                    28-Aug-92       ABANDONED                 WO9305076
8133-0010-999         FADA                       CIP OF 196             31-Aug-92       07,938,832
8133-0011-002         ANTS-BLOTTING (AS)         GBR                    27-Sep-89       ABANDONED                 89/21818.4
8133-0011-012         ANTS-BLOTTING (AS)         JPN                    26-Mar-92       JPN 2-513143, Abandon     PUB #5-503146
8133-0011-227         ANTS-BLOTTING (AS)         EPC                    20-Sep-90       To Abandon                90914072.5
8133-0011-228         ANTS-BLOTTING (AS)         PCT                    20-Sep-90       PCT/UB90/01449            WO91/105265
8133-0011-999         ANTS-BLOTTING (AS)         GLYK 20080             27-Sep-89       ISSUED US 5.316,638       FILED 90914072.5
8133-0012-227         FACE TDM                   EPC                    20-Nov-92       92-925368.0. abandoned    EP 0641438
8133-0012-228         FACE TDM                   PCT                    20-Nov-92       To Abandon                PCT/US92/10061
8133-0012-999         FACE TDM                   US                     21-Nov-91       726 ABANDONED
8133-0013-999         FACE CLONING ASSAY         GLYK 20130             27-Mar-91       ISSUED US 5,258,295
8133-0014-228         ANTS 2D GLYCOMED           PCT                    21-Nov-90       ABANDONED
8133-0014-999         ANTS 2D GLYCOMED           GLYK 20150             16-Feb-90       ISSUED US 4,975,165
8133-0015-999         ANTS 2D GLYCOMED                                                  ISSUED US 3,094,740
8133-0016-227         ANTS BLOTTING (GLYCOMED)   EPC                    21-Nov-90       ABANDONED                 91/901355.7
8133-0016-228         ANTS BLOTTING (GLYCOMED)   PCT                    21-Nov-90       ABANDONED
8133-0016-999         ANTS BLOTTING (GLYCOMED)   GLYK 20160             16-Feb-90       ISSUED US 5,019,231
8133-0017-999         ANTS BLOTTING (GLYCOMED)                          27-Sep-90       ISSUED US 5,094,731       431 CIP
8133-0018-228         ANSA TAG (GLYCOMED)        PCT                    16-Feb-90       ABANDONED
8133-0018-999         ANSA TAG (GLYCOMED)        US                                     ISSUED US 5,035,786       043 CIP
8133-0019-999         ANSA TAG (GLYCOMED)        CIP 043                31-Aug-92       ISSUED US 5,087,337       441 CIP
8133-0020-228         FACE SYNTHESIS             PCT                    5-Oct-93        ABANDONED
8133-0020-999         FACE SYNTHESIS             GLYK 201NG             30-Oct-92       ISSUED US 5,308,460
8133-0021-002         CARBOHYDRATE SEQUENCING    GBR                    GB8714270       ISSUED GB2215836
8133-0021-012         CARBOHYDRATE SEQUENCING    JPN                                    To Be Abandoned           JP 505094/1988
8133-0021-227         CARBOHYDRATE SEQUENCING    EPC                    20-Jun-88       ABANDONED                 EP 88905402.9
8133-0021-228         CARBOHYDRATE SEQUENCING    PCT                    20JUN88         PCT GB8800472             WO ??/10422
8133-0021-999         CARBOHYDRATE SEQUENCING    GLYK 20200             14-Feb-89       ISSUED US 5,104,508
8133-0022-002         CCD DETECTION              GBR                    GB 8513538      ISSUED UK 2,175,690       JP 124625/1986
8133-0022-227         CCD DETECTION              EPC                                    ISSUED EP 0.214,713       22.175.690
8133-0022-999         CCD DETECTION                                     6-Jun-88        ISSUED US 4,874,492
8133-0023-227         METHODS COMP TRAINING      EPC                    21-Mar-95       To Abandon                94915861.2

                                   Patent.xls

8133-0023-228         METHODS COMP TREATING      PCT                    23-Apr-93       pctus9404464              wo94/25061
8133-0023-999         METHODS COMP TREATING      US CIP OF 782U         23-Apr-93       ABANDONED                 US052,782
8133-0024-228         PRECAST GELS               PCT                    9-Sep-94        ABANDONED                 WO 95-07458 G UK
8133-0024-999         PRECAST GELS               US                     9-Sep-93        ISSUED US 5,718,508
8133-0026-999         AFFINITY-BASED-ASSAY       US                     FILED 1/28/93   ABANDONED
8133-0027-999         AFFINITY-BASED-ASSAY       US CIP                                 ABANDONED
8133-0036-002         FACE(TM)                   GBR                                    SER # 1.461.597
8133-0036-003         FACE(TM)                   GER                    24-Feb-92       SER # 2009970
8133-0036-004         FACE(TM)                   FR                     4-Nov-91        SER # 1,662,472
8133-0036-012         FACE(TM)                   JPN                    23-Apr-91       ABANDONED
8133-0036-999         FACE(TM)                   US                     22-Dec-92       SER # 1,742,047
8133-0037-002         GILYKO INC(TM)             GBR                    28-May-92       SER # 1,429,250
8133-0037-003         GILYKO(TM)                 GBR                    24-Jun-94       SER # 1,429,251
8133-0037-002         GILYKO(TM)                 JPN                                    3-41441                   Rejected
8133-0039-999         COMPUTER CODE (C)          US                                     COPYRIGHTED
8133-0040-032         LUCIFER YELLOW             Jpn                                    ABANDONED
8133-0040-227         LUCIFER YELLOW             EPC                                    ABANDONED
8133-0040-228         LUCIFER YELLOW             PCI                                    ABANDONED
8133-0041-002         2-AMINOACRIDONE (COMBO)    GBR                                    ISSUED GB2254851          GB 91/27091.8
8133-0041-012         2-AMINOACRIDONE (COMBO)    JPN                    24-Aug-92       ABANDONED                 JPN not 8:24:92
8133-0041-227         2-AMINOACRIDONE (COMBO)    EPC                    19-Dec-91       ABANDONED                 92907009.2
8133-0041-228         2-AMINOACRIDONE (COMBO)    PCT                    19-Dec-91       PCT us9109727             WO 92/11531 aband
8133-0042-002         2-AMINOACRIDONE 2-DEPHOR   GBR                    9104412.3       ABANDONED

P&E NO.               TITLE OF PATENT            DESIGNATION            DATE            STATUS                    OTHER
8133-0043-002         ANTS-QUENCHING             GLYK 20140             26-Jun-90       ABANDONED
8133-0044-999         CCD IMAGER                 GLYK 20240             14-Sep-94       Abandon for 0054          06/306,068
8133-0045-999         FACE TDM                   US FWC7726             16-Jun-94       623 Abandoned
8133-0046-999         NANAsel                                           18-Aug-94       ISSUED US5591839
8133-0048-999         FACE DIAGNOSIS             FACE DX CZE            7-Oct-94        06/320,282                Abandoned 1/17/96
8133-0049-999         METHODS-COMP TREATING      US FWC of 782                          ABANDONED                 06/406,414
8133-0052-999         PRECAST GELS               cip of 957 file024                     ISSUED US5660702
8133-0053-999         FACE TDM                   CIP of 623 file045     17-Aug-95       ABANDONED                 08/516,120
8133-0054-999         CCD IMAGER                 CIP of 068             6-Mar-96        ISSUED US5672881          08/612,195
8133-0055-999         CS Marker                  US                     13-Sep-98       D6713,403                 ALLOWED
8133-0056-999

                                 SCHEDULE "C"

                         VENDOR'S DISCLOSURE SCHEDULE
                         ----------------------------

                3. Representations and Warranties of the Vendor
                -----------------------------------------------

                              Disclosure Schedule
                                  Schedule C

                                  Exceptions

3. (c) (iii) Physical separation of a laboratory, previously shared by Glyko, Inc. and BioMarin, has made continued sharing of equipment unfeasible. Glyko, Inc. will spend up to $100,000 to replace certain shared equipment. The only single item above $25,000 (at $55,000) is a Pharmacia AKTA System for the; separation and purification of proteins.

3. (c) (xv) Oxford GlycoSystems has notified Glyko, Inc. that it believes Glyko, Inc. is infringing on a patent for a recombinant method of manufacture of PNGase F. Glyko, Inc. believes that the patent is not enforceable and, in any case, can manufacture the enzyme by alternative means. Glyko, Inc. has not yet decided on the best course of action to respond to this infringement claim.

3. (g) (i) In the ordinary course of business, Glyko, Inc. uses offer letters, which outline certain terms and conditions of employment, to extend employment offers to potential new employees and requires new employees to sign confidentiality agreements. Glyko, Inc. provides an employee benefits plan which includes radical and dental insurance along with other benefits. Glyko, Inc. believes its benefits plans are competitive with other plans for companies of similar size and situation. Glyko, Inc. used the Glyko Biomedical, Ltd. option plan. Glyko, Inc. sponsors a 401 (k) plan. Glyko, Inc. currently has one active consultant, Peter Edridge, who writes software to improve the diagnosis of certain lysosomal storage diseases. In addition, Glyko, Inc. has a consultant, Carol Foxall, who is part time and intermittent, for various laboratory services. Glyko, Inc. uses Frank Nakamoto (dba Axon Consulting) from time to time for business relationships in Japan and Harold Mielke for various scientific consulting.

3. (g) (iii) Glyko, Inc. has the required employee fidelity bond for the 401 (k) plan.

3. (g) (iv) Glyko, Inc. leases the 11 Pimentel Court building and subleases part of the building to two other parties, including
   BioMarin.

3. (g) (v) Glyko, Inc. has an exclusive distribution agreement with Toyobo as to a defined Territory (Japan).

3. (g) (vi) See 3. (c) (iii) above.

3. (g) (viii) Glyko, Inc. has provided a letter of credit in lieu of a deposit for the 11 Pimentel Court lease.

                3. Representations and Warranties of the Vendor
                -----------------------------------------------

                              Disclosure Schedule
                                   Schedule C

                                   Exceptions

3. (g) (ix) In the ordinary course of business, Glyko, Inc. incurs accounts payable which are currently in line with its prior experience. Accounts payable, which include payables for services and materials, were $43,424 at June 30, 1998.

3. (g) (xi) In the ordinary course of business, Glyko, Inc. has distribution and supply, agreements with Toyobo, Bio-Rad, Beckman, CN Bioscience, Sigma, Seikagaku America, Dextra, Gradipore, Amersham Pharmacia Biotech, and Control Technico Y. It also has letter agreements for non-exclusive distribution with Analytik und Biotechnologie, MC Medical, Finnzymes, Van Der Heyden, Top Bio Co. It has a development agreement with Array Medical. It has a service contract with Vascular Therapeutics.

3. (g) (xii) See 3. (g) (xi) above.

3. (1) (ii) Glyko, Inc. will continue to pay royalties to Stanford University for products made under its license to certain Stanford patents until approximately year-end 1998. Glyko, Inc. licensed certain know-how (and any new joint technology developed) as part of its License and Development Agreement with Array Medical, Inc. It has licensed certain imager, FACE, and kit technology on a non-exclusive basis to Bio-Rad.

3. (1) (x) See 3. (1) (ii) and 3. (g) (xi) above.

3. (m) See 3. (c) (xv) above.

                                 SCHEDULE "D"

                           GLYKO, INC.'S FINANCIALS
                           ------------------------

                                  GLYKO, INC.
                                BALANCE SHEETS
                         (unaudited, in U.S. dollars)

                                                                               June 30,         December 31,
                                                                                 1998               1997
                                                                             ------------      --------------
Assets
Current assets:
  Cash                                                                       $    719,980       $    528,280
  Trade receivables                                                                99,674            141,743
  Due from related parties                                                         83,318             86,425
  Inventories                                                                      74,365             95,210
  Other current assets                                                             25,681             15,179
                                                                             ------------      --------------
  Total current assets                                                          1,003,018            866,837

Property, plant and equipment, net                                                102,157            118,910
                                                                             ------------      --------------
Other assets                                                                        2,205              2,205
  Total assets                                                               $  1,107,380       $    987,952
                                                                            =============      ==============

Liabilities and Stockholders' Deficit
Current liabilities:
  Accounts payable                                                           $     43,424       $     20,380
  Accrued liabilities                                                              84,309             86,979
  Deferred rent                                                                    14,077             10,675
  Deferred revenue                                                                  4,575              7,418
Due to related parties, current maturities                                        582,275            526,858
                                                                            -------------      --------------
  Total current liabilities                                                       728,660            652,310

  Due to related parties, less current maturities                               3,651,979          3,651,979
                                                                            -------------      --------------
  Total liabilities                                                             4,380,639          4,304,289

Stockholders' deficit:
  Common stock, no par value, unlimited shares
  authorized, 5,882 and 5,882 shares
  issued and outstanding at June 30, 1998 and
  December 31, 1997, respectively                                               3,581,572          3,581,572
  Additional Paid In Capital                                                    5,417,491          5,417,491
  Accumulated deficit                                                         (12,272,322)       (12,315,400)
                                                                            -------------      --------------
  Total stockholders' deficit                                                  (3,273,259)        (3,316,337)
                                                                            -------------      --------------
Total liabilities and stockholders' deficit                                 $   1,107,380       $    987,952
                                                                            =============      ==============

       The accompanying notes are an integral part of these statements.

                                  GLYKO, INC.
                           STATEMENTS OF OPERATIONS
                         (unaudited, in U.S. dollars)

                                                                                              Six months ended June 30,
                                                                                      ------------------------------------------
                                                                                             1998                     1997
                                                                                      ------------------       -----------------
Revenues:
  Sales of products and services                                                               $ 541,152              $  517,280
  Other revenues                                                                                 204,345                 628,135
                                                                                      ------------------       -----------------
  Total revenues:                                                                                745,497               1,145,415

Expenses:
  Cost of products and services                                                                  179,890                 259,175
  Research and development                                                                       346,377                 338,844
  Selling, general and administrative                                                            359,040                 353,520
  Other                                                                                         (165,880)                      -
                                                                                      ------------------       -----------------
  Total expenses:                                                                                719,427                 951,539
                                                                                      ------------------       -----------------
Income from operations                                                                            26,070                 193,876
Interest income                                                                                   17,008                   5,110
Other income                                                                                           -                  14,097
                                                                                      ------------------       -----------------
Net income                                                                                     $  43,078              $  213,083
                                                                                      ==================       =================
Net income per common share, basic and diluted                                                 $    7.32              $    36.23
                                                                                      ==================       =================
Weighted average number of shares
used in computing per share amounts                                                                5,882                   5,882
                                                                                      ==================       =================

            The accompanying notes are an integral part of these statements.

                                      F.4

                                  GLYKO, INC.
                            STATEMENTS OF CASH FLOWS
                          (unaudited, in U.S. dollars)

                                                                                               Six months ended June 30,
                                                                                      ------------------------------------------
                                                                                              1998                   1997
                                                                                      ------------------       -----------------
Cash flows from operating activities:
  Net income                                                                                   $  43,078               $ 213,083

  Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                                                   23,702                  28,471
  Gain on settlement of claim                                                                   (165,880)
  Change in assets and liabilities:
  Trade receivables                                                                               42,069                   3,432
  Inventories                                                                                     20,846                  (7,341)
  Due from related parties                                                                         3,107                  86,549
  Other assets                                                                                   (10,502)                (10,361)
  Accounts payable                                                                                23,044                 (93,417)
  Accrued liabilities                                                                             (2,670)               (104,550)
  Payable to related parties                                                                     221,296                 158,446
  Deferred revenue                                                                                (6,100)                      -
  Deferred rent and related costs                                                                  6,659                       -
                                                                                      ------------------       -----------------
  Total adjustments                                                                              155,571                  61,229
                                                                                      ------------------       -----------------
  Net cash provided by operating activities                                                      198,649                 274,312

Cash flows from investing activities:
  Purchases of property and equipment                                                             (6,949)                (66,906)
                                                                                      ------------------       -----------------
  Net cash used in investing activities                                                           (6,949)                (66,906)

                                                                                      ------------------       -----------------
Net increase (decrease) in cash                                                                  191,700                 207,406
Cash and cash equivalents, beginning of period                                                   528,280                 210,992
                                                                                      ------------------       -----------------
Cash and cash equivalents, end of period                                                       $ 719,980               $ 418,398
                                                                                      ==================       =================

        The accompanying notes are an integral part of these statements.

                                      F.6

                                 SCHEDULE "E"

                             AMENDED AND RESTATED
                             --------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of September ,1998, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation (the "Corporation"), and the individuals and entities listed on Schedule A hereto (the "Holders").

                                   RECITALS:

     In connection with the sale and issue of the shares of Common Stock, the Corporation and certain Holders entered into a Registration Rights Agreement, some of which are dated October 1, 1997, and others of which are dated October 16, 1997 (the "Original Rights Agreement"), pursuant to which the Corporation granted certain registration and information rights such Holders.

     This Amended and Restated Registration Rights Agreement, which amends and restates the Original Rights Agreement in its entirety, has been previously entered into in connection with the sale and issuance of shares of Common Stock to other investors who purchased shares of Common Stock pursuant to Subscription Agreements (the "Subscription Agreements"), which sales closed on October 1, 1997, October 16, 1997, December 30, 1997, June 30, 1998, July 14, 1998, August
3, 1998 and September 4, 1998.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein the parties hereby agree as follows:

1.   Definition. As used herein, the following terms shall have the following
     ------------
respective meanings:

          (a) "Commission" shall mean the Securities and Exchange Commission or
               ----------
any other Federal agency at the time administering the Securities Act

          (b) "Holders" shall mean and include any person or persons to whom
               -------
Registrable Securities (as defined herein) were originally issued or qualifying transferees under Section 10 hereof who hold Registrable Securities,

          (c) The terms "register," "registered" and "registration" refer to a
                                     ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (d) "Registrable Securities" means: (i) shares of the Corporation's
               ----------------------
Common Stock issued pursuant to a Subscription Agreement, (ii) any Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referred to in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Agreement are not assigned, and (iii) shares of stock owned by parties as to which the Corporation has granted registration rights pursuant to Section 12.

          (e) "Registration Expenses" shall mean all expenses incurred by the
               ---------------------
Corporation in complying with Sections 2 and 3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, reasonable fees and disbursements of one counsel for all Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation).

          (f) "Securities Act" shall mean the Securities Act of 1933, as
               --------------
amended, or any similar federal statute and the roles and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (g) "Selling Expenses" shall mean all underwriting fees, discounts,
               ----------------
selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder, other than the fees and disbursements for one counsel acting on behalf of all Holders with respect to any registration effected pursuant to the terms of Sections 2 or 3 hereof.

2.   Registration Rights.
     --------------------

     A.   Corporation Registration.
          -------------------------

          (a)  Notice of Registration to Holders. If at any time or from time to
               -----------------------------------
time, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than:
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Corporation will:

               (i)  promptly give to each Holder written notice thereof, and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Corporation, by any Holder or Holders.

          (b)  Underwriting. If the registration of which the Corporation gives
               --------------
notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holders as a part of the written notice given pursuant to Section 2(a)(i). In such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in, customary form, with the underwriter selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Corporation shall so advise all Holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting registration, in proportion, as nearly as practicable, to the respective amounts of securities held by all such Holders entitled to inclusion in such registration at the time of filing of the registration statement. No securities other than Registrable Securities (other than those to be sold for the account of the Corporation) may be included in such registration unless all Registrable Securities requested for inclusion shall have first been included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but if the registration is the first offering by the Corporation to the general public of its securities for its own account, then the securities so excluded or withdrawn shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of the registration statement relating thereto.

     B.   Demand Registration.
          --------------------
          (a) If, at any time after the earlier off (x) December 1, 2000 or (y) the date six (6) months after the effective date of the first registration statement for a public offering of securities of the Corporation, the Corporation should receive from a Holder or Holders ("Initiating Holders") a written request that the Corporation effect a registration statement under the Securities Act with respect to at least thirty percent (30%) of the outstanding Registrable Securities, then the Corporation shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

               (ii) use its best efforts to effect such registration as soon as practicable and in any event to file within sixty (60) days of the receipt of such request a registration statement under the Securities Act coveting all the Registrable Securities that the Holders request in writing to be registered within ten (10) days of receipt of the Corporation's written notice under clause
(i) and to use its best efforts to have such registration statement become effective.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to subsection 2B(a) and the Corporation shall include such information in the written notice referred to in subsection 2B(a)(i). The underwriter will be selected by the Corporation and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Corporation as provided in subsection 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2B, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Corporation shall furnish to the Initiating Holders a certificate signed by the Chairman or President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for a registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Corporation may not utilize this right more than once in any twelve-month period.

          (d) The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2B after the Corporation has effected one registration on Form S-1 or a successor form pursuant to this Section 2B and such registration statement has been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

          (e) No demand right under this Section 2B shall be construed to limit any registration required under Section 2A or Section 3 hereof.

3.  Registration on Form S-3.
    -------------------------

          (a) In addition to the rights set forth in Sections 2A and 2B, if Holders request that the Corporation file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities the reasonably anticipated aggregate price to the public of which would equal at least $2,500,000 (the "S-3 Initiating Holders"), and the Corporation is a registrant entitled to use Form S-3 to register such shares for such an offering, the Corporation shall, within ten (10) days thereafter, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and shall use its best efforts to cause such shares, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Corporation, to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3). The Corporation shall include in the registration statement a description of the manner of intended sale or distribution requested by each such Holder. The number of shares of Registrable Securities that may be included on the Form S-3 shall be allocated among all Holders requesting registration in proportion to the respective amounts of Registrable Securities entitled to inclusion in such registration at the time of filing the registration statement.

          (b) Notwithstanding the foregoing, the Corporation shall not be obligated to take any action pursuant to this Section 3: (i) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Corporation, within ten (10) days of the receipt of the request of the S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities); or (iii) during the period starting with the date of filing of, and ending on a date which is six (6) months following the effective date of, a registration statement described in (ii) above, or filed pursuant to this Section 3(b) or Section 2A or 2B hereof, provided that the Corporation is actively employing in good faith all reasonable efforts to cause the registration statement referred to in (ii) or (iii), respectively, to become effective and provided, further, that no other person or entity could require the Corporation to file a registration statement in such period.

          (c) Subject to the foregoing clauses, the Corporation shall file a registration statement on Form S-3 coveting the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the S-3 Initiating Holders; provided, however, that if the Corporation shall furnish to such S-3 Initiating Holders a certificate signed by the Chairman or President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the S-3 Initiating Holders provided that the Corporation may not utilize this right more than once in any 12-month period.

          (d)  Underwriting.
               -------------

               If the S-3 Initiating Holders intend to distribute the Registrable

Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 3(a) and the Corporation shall include such information in the written notice referred to in that Section. In such event, the Corporation (together with all S-3 Initiating Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the S-3 Initiating Holders requesting such underwriting.

4.  Expenses of Registration. All Registration Expenses incurred in connection
    --------------------------
with any registration, qualification or compliance pursuant to Sections 2A, 2B or 3 hereof shall be borne by the Corporation. All Selling Expenses relating to securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered.

5.  Registration Procedures. In the case of each registration, qualification or
    -------------------------
compliance requested pursuant to this Agreement, the Corporation will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Whenever required under this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. In addition, at its expense, the Corporation will:

          (a) Keep such registration, qualification or compliance effective and current for a period of ninety (90) days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the Holder or

Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses, in conformity with the requirements of the Securities Act, and other documents incident thereto as a Holder from time to time may reasonably request;

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and file such supplements and amendments thereto as may be required under Section 5(b) on account of such event, and use its best efforts to cause each such supplement and amendment to become effective.

6.   Indemnification.
     ----------------

(a) The Corporation will indemnify each Holder, each of such Holder's officers and directors and partners, and such Holder's legal counsel and independent accountants, and each person controlling any such persons within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claim losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Corporation (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto. incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Corporation of any role or regulation promulgated under the Securities Act or any state securities laws applicable to the Corporation and relating to action or inaction by the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners and such Holder's legal counsel and independent accountants, and each person controlling any such persons, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by such Holder or underwriter for inclusion in the respective registration statement, prospectus or offering circular.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers and its legal counsel and independent accountants, and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, legal counsel and independent accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing, incurred in settlement of any litigation, commenced or threatened, provided such settlement is effected with the written consent of the Holder (which consent shall not be unreasonably withheld), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Holders, such directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, other document, or amendment or supplement thereto in reliance upon and in conformity with information furnished to the Corporation by such Holder for inclusion in the respective registration statement, prospectus or offering circular.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

7.   Lockup Agreement  In consideration for the Corporation agreeing its
     ----------------
obligations under this Agreement, each Holder agrees, in connection with the first registration of the Corporation's securities, upon the request of the Corporation or the underwriters managing the underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as the Corporation or the underwriters may specify; provided, however, that nothing herein shall prevent any Holder that is a partnership from making a distribution of Registrable Securities to the partners thereof that is otherwise in compliance with applicable securities laws.

8.   Information by Holder. The Holder or Holders of Registrable Securities
     ---------------------
included in any registration shall furnish in writing to the Corporation such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.   Rule 144 Reporting. With a view to making available the benefits of certain
     ------------------
roles and regulations of the Commission which may at any time permit the sale of securities of the Corporation to the public without registration, after such time as a public market exists for the Common Stock of the Corporation, the Corporation agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public; and

          (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days following the effective date of the first registration statement filed by the Corporation for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents of the Corporation as a Holder may reasonably request in availing itself of any role or regulation of the Commission allowing a Holder to sell any such securities without registration.

10.  Transfer of Registration Rights. The rights to cause the Corporation to
     ---------------------------------
register securities granted Holders under Section 3 hereof may be assigned by any Holder of Registrable Securities to a transferee or assignee who following such transfer holds at least fifty percent (50%) of the Registrable Securities initially held by such Holder, provided that the Corporation receives prior written notice of each such assignment. Notwithstanding the foregoing, rights to cause the Corporation to register securities may be assigned in connection with the transfer or assignment of Registrable Securities, without limitation, either during the Holder's lifetime or upon death by will or intestacy to such Holder's other ancestors, descendants or spouse, or any custodian or trustee for the account of a Holder or a Holder's ancestors, descendants or spouse or to any partner of a Holder, where such Holder is a partnership, or to any parent or subsidiary corporation or any officer, director or principal shareholder thereof, where such Holder is a corporation. All transferees and assignees of Registrable Securities, as a condition to the transfer of Registrable Securities, shall covenant to be bound by the agreement set forth in Section 7.

11.  Termination of Registration Rights. Securities of the Corporation held by
     ------------------------------------
any Holder shall cease to be Registrable Securities at such time as such Holder may sell such Securities under Rule 144, or a successor role, in any two successive three-month periods.

12.  Limitations on Registration Rights Granted To Other Securities. The parties
     ----------------------------------------------------------------
hereto agree that additional holders may be added as parties to this Agreement with respect to any or all securities of the Corporation held by them; provided, however, that from and after the date of this Agreement, the Corporation shall not without the prior written consent of the Holders of sixty-six percent (66%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation providing for the grant to such holder of registration rights superior to those granted herein. Any additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Corporation, shall be considered Holders for all purposes of this Agreement and Schedule "A" shall be amended accordingly.

13.  Miscellaneous.
     --------------

          (a) Waivers and Amendments. With the written consent of the
              ----------------------
Corporation and the holders of at least sixty-six percent (66%) in the aggregate of Registrable Securities then outstanding, the obligations and rights of the Corporation and the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended; provided, however, that no such waiver or amendment shall reduce the aforesaid portion of Registrable Securities, the holders of which are required to consent to any waiver or amendment, without the consent of all the Holders. Upon the effectuation of each such waiver or amendment, the Corporation shall promptly give written notice thereof to any Holders who have not previously consented to such waiver in writing.

          (b) Governing Law. This Agreement shall be governed by and construed
              -------------
under the laws of the State of California as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

          (c) Successors and Assigns. Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

          (d) Entire Agreement. This Agreement constitutes the full and entire
              ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

          (e) Notices. All notices and other communications required or
              -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex; or seven (7) days following deposit with the United

States Post Office, by certified mail, postage prepaid, addressed (i) if to a Holder, to such Holder's address set forth in the Subscription Agreement, or to such other address as such Holder shall have furnished to the Corporation in writing, or (ii) if to the Corporation, to 1 Pimentel Court, Novato, California 94949, or to such other address as the Corporation shall have furnished to the Holders in writing, with a copy to the Corporation's legal counsel, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304,
Attn: Frank Currie.

          (f) Severability. In case any provision of this Agreement shall be
              ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          (g) tles and Subtitles. The titles of the sections and subsections
              ----------------------
oft his Agreement are for convenience of reference only and are not 1;o be considered in construing this Agreement.

          (h) Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together constitute one instrument.

14.  Aggregation. Shares of capital stock of the Corporation owned by
     -----------
partnerships and corporations having substantially common ownership interests or managed by the same principals and owned by individual investors affiliated with one another may be aggregated for the purposes of circulating the aggregate percentage of capital stock of the Corporation owned by any Holder and any permitted transferee hereunder.

     The foregoing Agreement is hereby executed as of the date set forth above.


                              THE CORPORATION


                              BIOMARIN PHARMACEUTICAL INC.

                              By:  /s/ Grant W. Denison Jr.


                              Title:  Chief Executive Officer
                                     --------------------------------------

                              GLYKO BIOMEDICAL LTD.

                              By:  John C. Klock,
                                  -----------------------------------------
                                  Dr. John C. Klock, President

                                  SCHEDULE A
                                  ----------

                                    HOLDERS

Name                                                   Number of Shares
Rued, Blass & Cie                                               750,000

LaMont Asset Management S.A.                                    400,000

Banca del Gottardo                                              300,000

Clubb Capital Ltd.                                              801,500

Clubb Capital Ltd. (Warrants)                                   801,500

Falcon Corporate Investments Ltd.                               250,000

Royal Bank of Canada Trust Company (Jersey) Limited             250,000

Swiss Bank Corporation                                          250,000

LaMont Asset Management S.A.                                    200,000

Egger & Co.                                                     200,000

Thomas Girschweiler                                             180,000

Bank Sarasin & Cie                                              150,000

LaMont Asset Management S.A.                                     50,000

Maurizio Tassi                                                   10,000

Paul S. Rochester and Yannick La Guyader                        100,000

Name                                                   Number of Shares
The estate of Olga H. Bolenius,                                 250,000
Richard E. Drews, Executor

Grosvenor Fund, L.P.                                            400,000

BB Biovenmres, L.P.                                           5,000,000

LaMont Asset Management S.A.                                     25,000

Glyko Biomedical Ltd.                                           166,667

Clariden Biotechnology Equity Fund                               67,000

Royal Bank of Canada Trust Co. (Jersey) Ltd. Nomura             333,500
Ebti: 835292

Clubb Capital Ltd.                                               28,018

Belmont Capital Ltd.                                              3,350

BB Bioventures L.P.                                             381,792

MPM Bioventures Parallel Fund, L.P.                              30,083

MPM Asset Management Investors 1998 L.L.C.                        4,792

LaMont Asset Management SA                                      375,000

Actieninvest AG                                                  20,000
                                                                 20,000
                                                                 30,000
                                                                 10,000

Danske & Co.                                                    333,500

Name                                                   Number of Shares
Ciran Trading Ltd.                                               15,000

John S. Glass                                                    16,667

C. Bowdoin Train                                                 16,667

JDS Partners                                                     34,000

Bruce B. Dunnan                                                  16,667

Douglas M. Dunnan                                                16,667

Clubb Capital Ltd.                                               41,079

Belmont Capital Ltd.                                             22,750

Wealth Management Services Ltd.                                     750

Nicole R. Kubin                                                   4,167

Rudolph Stager                                                    3,500

Dmitri Vassin                                                     8,333

Liechtensteinische Landesbank AG                                  1,500

Clubb Capital Ltd.                                                2,053

Name                                                   Number of Shares
Fondation Limbau, Vaduz                                           8,833

Cambrian Holdings Limited                                           500

Maureen E. Mallon                                                 1,000

Argentierre Holdings Ltd                                          1,500

Genzyme Corporation                                           1,666,667

Glyko Biomedical Ltd.                                         2,259,039

                                 SCHEDULE "F"

                       ACCREDITED INVESTOR QUESTIONNAIRE
                       ---------------------------------

     Glyko BioMedical Limited, as a purchaser of 2,250,424 shares of Common Stock (the "Securities") of BIOMARIN PHARMACEUTICAL INC. (the "Company"), has represented in its Agreement that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). As part of such representation, it has indicated below the categories enumerated in Rule 501 (a) which it satisfies.

     The undersigned understands that the Company is relying on this information in determining to sell the Securities to the undersigned in a manner exempt from the registration requirements of the Securities Act and applicable state securities laws.

     ACCREDITED INVESTOR STATUS

     Glyko BioMedical Limited represents and warrants that it is [check each applicable item]:


     ________________           (i)     A bank, as defined in Section 3(a)(2) of
                                        the Securities Act, or a savings and
                                        loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act. whether acting in its individual or fiduciary capacity.

     ________________           (ii)    A broker or dealer registered pursuant
                                        to Section 15 of the Securities Exchange
                                        Act of 1934, as amended.

     ________________           (iii)   An insurance company as defined In
                                        Section 2(13) of the Securities Act.

     ________________           (iv)     An investment company registered under
                                         the Investment Company Act of 1940 (the
                                         "1940 Act").

     ________________           (v)      A business development company (as
                                         defined in Section 2(a)(48) of the 1940
                                         Act).

     ________________           (vi)     A private business development company
                                         (as defined in Section 202(a)(22) of
                                         the Investment Advisers Act of 1940).

     ________________           (vii)    A Small Business Investment Company
                                         licensed by the Small Business
                                         Administration under Section 301 (c) or
                                         (d) of the Small Business Investment
                                         Act of 1958.

     ________________           (viii)   An employee benefit plan within the
                                         meaning of the Employee Retirement
                                         Income Security Act of 1974 ("ERISA"),
                                         if the investment decision is made by a
                                         plan fiduciary as defined in Section
                                         3(21) of ERISA, which is either a bank,
                                         savings and loan association, insurance
                                         company or registered investment
                                         advisor, or if the employee benefit
                                         plan has total assets in excess of
                                         $5,000,000, or, if a self-directed
                                         plan, with investment decisions made
                                         solely by persons that are accredited
                                         investors.

     ________________           (ix)     Any plan for the benefit of employees
                                         established and maintained by the U.S.
                                         government, a state, its political
                                         subdivisions, or any agency or
                                         instrumentality of the U.S. government,
                                         a state or its political subdivisions,
                                         if such plan has total assets in excess
                                         of $5,000,000.

     ________________           (x)      An organization described in Section
                                         501 (c)(3) of the Internal Revenue
                                         Code, corporation, Massachusetts or
                                         similar business trust, or partnership,
                                         not formed for the specific purpose of
                                         acquiring the Securities offered,
                                         having total assets in excess of
                                         $5,000,000.

     ________________           (xi)     A director, executive officer or
                                         general partner of the issuer of the
                                         Securities, or any director, executive
                                         officer, or general partner of a
                                         general partner of the Company.

     ________________           (xii)    A natural person whose individual net
                                         worth, or joint net worth with that
                                         person's spouse, at the time of his
                                         purchase exceeds $1,000,000.

     ________________           (xiii)   A natural person who had an individual
                                         income in excess of $200,000 in each of
                                         the two most recent years or a joint
                                         income with that person's spouse in
                                         excess of $300,000 in each of those
                                         years, and has a reasonable expectation
                                         of reaching the same income level in
                                         the current year.

     ________________           (xiv)    A trust, with total assets in excess of
                                         $5,000,000, not formed for the specific
                                         purpose of acquiring the Securities
                                         offered hereby, whose purchase is
                                         directed by a sophisticated person as
                                         described in Rule 506(b)(2)(ii) of
                                         Regulation D under the Securities Act.

     ________________           (xv)     An entity in which all of the equity
                                         owners are accredited investors.

     ________________           (xvi)    A self-directed IRA, Keogh, or similar
                                         plan of which the individual directing
                                         the investments qualifies as an
                                         "accredited investor" under one or more
                                         of items (a)-(o) above. Also check the
                                         item(s) (a)-(o) above that applies.

     As used in this questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of this questionnaire, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to adjusted gross income any amount attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, add any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______day of September, 1998.



Name:

By:  /s/ John C. Klock
    ----------------------------

Title:  ________________________
contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of September, 1998.


BioMarin Pharmaceutical, Inc.

Name:

By: /s/ R. W. Anderson
    ---------------------------------------------

Title: Vice President Finance and Administration
       ------------------------------------------

                                 SCHEDULE "G"
                        PURCHASER'S DISCLOSURE SCHEDULE
                        -------------------------------

                                  SCHEDULE G

                        PURCHASER'S DISCLOSURE SCHEDULE
                        -------------------------------
              4. REPRESENTATIONS AND WARRANTIES OF THE ,PURCHASER
               ------------------------------------------------

                                  EXCEPTIONS

4. (b) BioMarin has multiple obligations which in the aggregate exceed $50,000. These obligations are documented in the following list of exceptions.

4. (c) (i) Although in the ordinary course of business, two notable events of unusual size have happened since June 30, 1998. In July and August of 1998, two portions of the second round of the private placement of common stock were closed for a total of approximately $ 8.1 million. On September 4, 1998, BioMarin completed a joint venture agreement with Genzyme Corp. for the development and commercialization of alpha-L-iduronidase. The Genzyme transaction included an $8 million private placement in which Genzyme purchased BioMarin common stock at $6.00 per share.

4.   (c) (iii) BioMarin will make the following commitments:

         Commitment to fund 50% of BioMarin/Genzyme LLC
         Lease for 371 BioMarin Keys Boulevard office space
         Lease for 46 Galli Drive for warehouse and office space (to be converted to manufacturing space)
         Lease for 110 Digital Drive R&D shell space
         Lease for Carson Street, Torrance, CA space for cGMP manufacturing and office space
         Commitment for development of Carson Sweet space for development of a cGMP facility including related process equipment
         Commitment for build-out (two phases) of office space in Bel Marin Keys building
         Commitment for modular laboratory installation in Galli building Commitment for development of manufacturing and process development laboratory in Galli building including related process equipment Commitment for structural upgrades on shell of 110 Digital Drive Commitment for Company-wide telephone system
         Commitment for Company-wide WAN-LAN computer network
         License fee and other financial commitments to a medical institution for certain intellectual property related to a genetic disease Commitment to pay various legal and accounting fees and other expenses related to corporate transaction, which is uncertain.

                                  SCHEDULE G

                        PURCHASER'S DISCLOSURE SCHEDULE
                        -------------------------------
              4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

                                  EXCEPTIONS

4. (c) (ix) Salaries for Denison, Klock, and Starr are adjusted in accordance with a formula which is based on the BioMarin valuation. Such an adjustment occurred as a result of the second common stock investment round completed in August.

4. (c) (x) BioMarin entered into a joint venture with Genzyme in which certain intellectual property, licensed from Harbor-UCLA RBI, was sublicensed to the joint venture.

4. (c) (xii) BioMarin agreed as pan of this acquisition to provide loans to certain employees of Glyko, Inc. (including officers of BioMarin) to facilitate the exercise of certain stock options from the Glyko BioMedical stock option plan.

4. (c) (xvi) BioMarin sold common stock in a private placement which had two closings for a total of approximately $ 8.1 million in July and August. BioMarin sold $8 million in common stock to Genzyme and is committed to sell an additional $10 million in a private sale concurrent with the initial public offering of BioMarin at the public offering price.
   BioMarin, as part of this acquisition, will issue common stock of BioMarin to holders of Glyko Biomedical stock options in lieu of such holders receiving an equivalent number of Glyko Biomedical shares.
   BioMarin has issued stock options to new employees as part of its ordinary course of business.

4. (c) (xvii) See 4. (c) (x) and 4. (c) (iii) above in which BioMarin licensed certain intellectual property for a genetic disease from a medical institution.

4. (d) (i) In the ordinary course of business, BioMarin has employment contracts for certain officers and uses offer letters for employees which define certain terms and conditions of employment. BioMarin has employee benefit plan's including medical, dental, life insurance and a 401(k) Plan. BioMarin has consulting, (or similar) agreements with certain individuals/institutions including: Dr. Behr (Stanford University), Integrated Wound Management (Dr. Mulder), Richard Christiansen (a facilities construction consultant), Jeff Yuan (a Regulatory/FDA, consultant), UC San Diego (Dr. Hansborough), Brighams and Womens Hospital, Boston Medical Center, M/T, The Frankel Group (marketing and strategic consulting), Dr. Skinner (Washington State University), Dr. Mishra (MIT), Frank Nakamoto (Axon Research), . Inveresk (Clinical research/regulatory organization), Bradford Heedle (regulatory consultant), Vanderbilt University and Harbor-UCLA Research and Educational

                                  SCHEDULE G
                                  ----------

                        PURCHASER'S DISCLOSURE SCHEDULE
                        -------------------------------
              4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

                                  EXCEPTIONS

   Institute. BioMarin has a stock option plan for employees, consultants and directors. BioMarin has multiple contracts with other business organizations in the ordinary course of business.

4. (d) (ii) See 4. (c) (ix) above. Any increase in BioMarin valuation may trigger an automatic increase in salary for three officers. This transaction is not sufficient in itself to do so, but when combined with other transactions may contribute to this salary increase.

4. (d) (iii) BioMarin carries employee fidelity insurance required for 401(k) plan.

4. (d) (iv) See 4. (c) (ill) above.

4. (d) (v) BioMarin entered into a joint venture with Genzyme for MPS-1 which limits BioMarin's ability to do any other therapeutic for NIPS-1 using alpha-L-iduronidase.

4. (d) (vi) See 4. (c) (iii) above.

4. (d) (vii) Acquisition of Glyko, Inc. in this agreement. Joint venture with Genzyme.

4. (d) (viii) Letter of credit in lieu of deposit for Galli Drive.

4. (d) (ix) In the ordinary course of business, BioMarin purchases materials and incurs accounts payable for the payment of such purchases. At June 30, 1998, accounts payable for the purchase of materials and services totaled $676,:578.

4. (d) (x) See 4. (c) (iii) above.

4. (d) (xi) The Genzyme joint venture is a joint development and commercialization agreement.

4. (d) (xii) See 4. (d) (xi) above.

4. (d) (xiii) See 4. (c) (iii) above.

4. (i) There are two options for 35,000 shares pending which haw not been approved, but are likely to be approved shortly after Closing of this agreement.

                                 SCHEDULE "H"

                            PURCHASER'S FINANCIALS
                            ----------------------

                         BIOMARIN PHARMACEUTICAL, INC.

                         (a development-stage company)

                                BALANCE SHEETS

                               (in U.S. dollars)


                                                                                            June 30,         December 31,
                                                                                              1998              1997
                                                                                          (unaudited)         (audited)
                                                                                        -------------      --------------
ASSETS
CURRENT ASSETS:

  Cash and cash equivalents                                                             $   1,188,258      $    5,987,433
  Short-term investments                                                                    2,017,748             900,827
  Due from Glyko, Inc.                                                                          5,772               9,135
  Due from Glyko Biomedical, Ltd.                                                              79,607              79,607
  Other receivables                                                                         3,333,719                   -
  Prepaid expenses                                                                            903,726             539,445
  Deposits                                                                                     51,682                   -
                                                                                        -------------     ---------------
          Total current assets                                                              7,580,512           7,516,447

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  of $43,308 and $4,790                                                                       579,838             145,683
                                                                                        -------------     ---------------
          Total assets                                                                  $   8,160,350     $     7,662,130
                                                                                        =============     ===============

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                                      $     676,578     $       168,062
  Accrued expenses                                                                             33,476              43,395
  Due to Glyko, Inc.                                                                           64,863              70,207
                                                                                        -------------     ---------------

          Total current liabilities                                                           774,917             281,664
                                                                                        -------------     ---------------

STOCKHOLDER EQUITY (DEFICIT):
  Common stock, $0.001 par value: 30,000,000 shares authorized, 21,165,035 and
   20,566,500 issued and outstanding at June 30, 1998 and December 31, 1997,
   respectively                                                                                21,165              20,567
  Additional paid-in capital                                                               15,876,328          12,548,924
  Warrants                                                                                    128,240             128,240
  Deferred compensation                                                                      (178,290)           (217,000)
  Notes receivable from stockholders                                                       (2,451,210)         (2,337,500)
  Deficit accumulated during development stage                                             (6,010,800)         (2,762,765)
                                                                                        -------------     ---------------

          Total stockholders' equity                                                        7,385,433           7,380,466
                                                                                        -------------     ---------------
          Total liabilities and stockholders' equity                                    $   8,160,350     $     7,662,130
                                                                                        =============     ===============

       The accompanying notes are an integral part of these statements.

                                      F.1

                         BIOMARIN PHARMACEUTICAL, INC.
                         (a development-stage company)

                           STATEMENTS OF OPERATIONS
                         (unaudited, in U.S. dollars)


                                                 Period from            Period from
                                                March 21, 1997           March 21,                              Period from
                                               (inception), to             1997                Six months      March 21, 1997
                                                 December 31,         (inception), to          ended June      (inception), to
                                                    1997               June 30, 1997            30, 1998        June 30, 1998
                                             -----------------       ----------------        ----------------   ---------------
OPERATING COSTS AND EXPENSES:
Research and development                     $       1,913,795       $        917,873        $    2,155,558     $     4,069,353

General and administrative expenses                    914,299                290,654             1,331,744           2,246,043
                                             -----------------       ----------------        --------------      --------------
          Loss from operations                      (2,828,094)            (1,208,527)           (3,487,302)         (6,315,396)

INTEREST INCOME                                         65,329                  2,889               239,267             304,596
                                             -----------------       ----------------        --------------     ---------------
          Net loss                           $      (2,762,765)      $     (1,205,638)       $   (3,248,035)    $    (6,010,800)
                                             -----------------       ----------------        --------------     ---------------
NET LOSS PER SHARE, basic and diluted        $           (0.34)      $          (0.24)       $        (0.16)    $         (0.52)
                                             =================       ================        ==============      ==============

WEIGHTED AVERAGE COMMON
SHARE OUTSTANDING                                    8,136,475              5,000,000            20,865,768          11,593,432
                                             =================       ================        ==============      ==============

       The accompanying notes are an integral part of these statements.

                                      F.2

                         BIOMARIN PHARMACEUTICAL, INC.
                         (a development-stage company)

                            STATEMENT OF CASH FLOWS
                         (unaudited, in U.S. dollars)

                                                                                                               Period from
                                                        Period from        Period from                           March 21,
                                                       March 21, 1997     March 21, 1997     For the Six           1997
                                                      (inception), to    (inception), to     months Ended      (inception),
                                                        December 31,         June 30,           June 30,         June 30
                                                            1997               1997               1998            1998
                                                     ------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $ (2,762,765)       $ (1,205,638)     $ (3,248,035)     $ (6,010,800)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
     Depreciation                                             4,790                 461            38,517            43,307
     Compensation in the form of common
      stock and common stock options                         18,020                   -                 -            18,020
  Changes in operating assets and liabilities:
     Receivables from Glyko Biomedical, Ltd.
      and Glyko, Inc.                                       (88,742)           (264,269)                -           (88,742)
     Other receivables                                            -                   -            (2,354)           (2,354)
     Prepaid expenses                                      (539,445)                  -          (364,281)         (903,726)
     Deposits                                                     -                   -           (51,682)          (51,682)
     Accounts payable                                       168,062              46,094           508,516           676,578
     Accrued expenses                                        43,395                   -            (9,919)           33,476
     Due to Glyko, Inc.                                      70,207              34,028            (5,344)           64,863
                                                     ------------------------------------------------------------------------
   Net cash used in operating activities                 (3,086,478)         (1,389,324)       (3,134,582)       (6,221,060)
                                                     ------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                       (150,473)            (18,657)         (472,672)         (623,145)
  Purchase of short-term investments                       (900,827)                  -        (1,116,921)       (2,017,748)
                                                     ------------------------------------------------------------------------
   Net cash used in investing activities                 (1,051,300)            (18,657)       (1,589,593)       (2,640,893)
                                                     ------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bridge loan                                               880,000                   -                 -           880,000
  Accrued interest on notes receivable
   from stockholders                                        (37,500)                  -           (75,000)         (112,500)
  Proceeds from sale of common stock,
  net of issuance costs                                   9,282,711           1,500,000                 -         9,282,711
                                                     ------------------------------------------------------------------------
   Net cash used in financing activities                 10,125,211           1,500,000           (75,000)       10,050,211
                                                     ------------------------------------------------------------------------
   Net increase (decrease) in cash and                    5,987,433              92,019        (4,799,175)        1,188,258
    cash equivalents

 CASH AND CASH EQUIVALENTS:
 Beginning of period                                              -                   -         5,987,433                 -
                                                     ------------------------------------------------------------------------
 End of period                                         $  5,987,433        $     92,019      $  1,188,258      $  1,188,258
                                                     ========================================================================

       The accompanying notes are an integral part of these statements.

                                      F 4